Exhibit 99.1

Primis Financial Corp. Reports Strong Results for the First Quarter of 2026

Declares Quarterly Cash Dividend of $0.10 Per Share

For immediate release

Thursday, April 23, 2026

McLean, Virginia, April 23, 2026 – Primis Financial Corp. (NASDAQ: FRST) (“Primis” or the “Company”), and its wholly-owned subsidiary, Primis Bank (the “Bank”), today reported net income available to common shareholders of $7.3 million, or $0.30 per diluted share, for the three months ended March 31, 2026, compared to net income available to common shareholders of $22.6 million, or $0.92 per diluted share, for the three months ended March 31, 2025. Operating net income(1) available to common shareholders for the three months ended March 31, 2026 was $8.1 million, or $0.33 per diluted share, compared to operating net income(1) available to common shareholders of $3.6 million, or $0.14 per diluted share, for the same period in 2025.

Q1 2026 Accomplishments

The Company demonstrated strong profitability in the first quarter of 2026. Significant areas of improvement year-over-year are detailed in the chart below:

	As of or for the Three Months Ended
($ in millions except per share)	3/31/2026	3/31/2025	Var.
Operating Net Income(1)	$8.1	$3.6	126%
Operating ROAA(1)	0.84%	0.40%	44	bps
Operating ROTCE(1)	10.19	5.78	441

Net Interest Income	$32.1	$26.4	22%
Net Interest Margin	3.43	3.15	28	bps

Total Assets	$4,257	$3,697	15%
Gross Loans HFI	3,396	3,043	12
Total Deposits	3,423	3,169	8

Average Earning Assets	$3,794	$3,400	12%
Avg. Noninterest Bearing Deposits (“NIB”)	534	446	20
Avg. NIB / Avg. Total Deposits	15.9%	14.3%	160	bps

TCE / TA(1)	8.02%	7.82%	20	bps
Tangible Book Value per Share(1)	$13.47	$11.40	18%

Retail Mortgage Volume	$367	$165	122%

Commenting on the results, Dennis J. Zember, Jr., President and Chief Executive Officer of the Company, stated, “We are excited to see the progress on our profitability initiatives in what is generally a seasonally slow quarter. We believe we are extremely well-positioned with a stronger balance sheet and demonstrated operating leverage versus a year ago. Our expectations for a robust level of profitability in 2026 are on track as we continue operating our plan to maximize results.”

1

Division Updates

The first quarter of 2026 demonstrated progress in key areas that are expected to drive full-year profitability in 2026. The following discussion highlights recent progress for each of these strategies:

Core Community Bank

The core Bank’s 24 banking offices in Virginia and Maryland represent almost two-thirds of the Company’s total balance sheet. Management believes the core Bank drives significant value for the Company with a stable deposit base and strong core profitability:

•	The core Bank has low concentrations of investor CRE (25% of total loans and only 197% of regulatory capital)
•	$66 million of closed loans in the first quarter of 2026 with a pipeline of $123 million as of March 31, 2026.
•	Cost of deposits of 1.59% in the first quarter of 2026 compared to 1.85% in the same quarter in 2025.
•	Zero brokered deposits.
•	A proprietary banking app for commercial depositors that drives new sales independent of lending efforts in and around the Company’s footprint.

Approximately 23% of the core Bank’s deposit base are noninterest bearing deposits, supported with what management believes is the region’s best and most unique technology including the Bank’s proprietary V1BE service, which directly supports more than $200 million of mostly commercial clients in the Bank’s footprint. Approximately $60 million of checking accounts are associated with customers that use V1BE regularly.

Primis Mortgage

Primis Mortgage had closed mortgage volume of $367 million in the first quarter of 2026, up 122% compared to the same quarter in 2025. Construction-to-permanent loan volume was $26 million in the first quarter of 2026 versus $4 million in the same period in 2025. Pre-tax earnings related to Primis Mortgage were approximately $2.1 million for the first quarter of 2026, up substantially from earnings of $0.8 million in the first quarter of 2025.

Mortgage Warehouse

Mortgage warehouse lending continued to show strong growth in the first quarter of 2026. Outstanding loan balances at March 31, 2026 were $460 million, up 300% from $115 million at March 31, 2025. Average loan balances were $342 million in the first quarter of 2026, up 14% from $300 million in the fourth quarter of 2025 and up 499% from $57 million in the first quarter of 2025. Mortgage warehouse also funded on average approximately 12% of its balance sheet with associated customer noninterest bearing deposit balances during the first quarter of 2026.

Panacea Financial

Panacea’s growth remained strong through the first quarter of 2026 with loans outstanding of $600 million, including loans held for sale, up 10% compared to December 31, 2025. The loans held for sale at March 31, 2026 are expected to be sold early in the second quarter of 2026 with ongoing flow loan sales thereafter allowing for continued high growth rates without straining the Company’s balance sheet. At the end of the first quarter of 2026, Panacea customer deposits totaled $153 million, up 63% from March 31, 2025. Panacea is the number one ranked “Bank for doctors” on Google and banks over 7,500 professionals and practices nationwide.

Digital Platform

Funding for the national strategies is provided exclusively by the Bank’s digital platform powered by what the Bank believes is one of the safest and most functional deposit accounts in the nation. Because of the scalability of the platform, there is significantly less pressure on the core Bank to provide this funding and risk the profitable, decades old relationships with core customers.

The platform ended the first quarter of 2026 with approximately $1.0 billion of deposits with a cost of deposits of 3.79% compared to $1.0 billion at March 31, 2025 with a cost of 4.36%. The platform also successfully grew business accounts in 2026 with small business balances reaching $28 million at March 31, 2026, up substantially from $16 million at December 31, 2025. Over 1,200 of our digital accounts have come from referrals from other customers and approximately 81% of our consumer accounts have been with the Bank for over two years.

2

Net Interest Income

Net interest income in the first quarter of 2026 was $32 million, up 22%, versus $26 million in the first quarter of 2025. As noted above, the Company’s net interest margin improved to 3.43% in the first quarter of 2026 compared to 3.15% in the same quarter of 2025 with the expansion driven by robust earning asset growth funded at attractive incremental margins.

Yield on earnings assets in the first quarter of 2026 increased six basis points and three basis points versus the fourth quarter of 2025 and first quarter of 2025, respectively. Yield on investments increased 124 basis points year-over-year largely due to the previously announced portfolio restructuring and offsetting declines in yield on loans and yield on other earning assets driven by recent rate cuts.

Cost of deposits in the Bank have benefitted from the focus on growing noninterest bearing deposit balances as well as the core Bank’s management of interest expense. In the first quarter of 2026, the Company reported cost of interest-bearing deposits of 2.65% compared to 2.93% in the same quarter in 2025. Cost of funds was 2.46% in the first quarter of 2026, down 21 basis points from 2.67% in the first quarter of 2025.

Noninterest Income

Noninterest income was $14 million in the first quarter of 2026 versus $32 million in the first quarter of 2025 with a substantial portion of the decrease driven by a $25 million gain from Panacea Financial Holdings investment in the first quarter of 2025. Excluding this item, noninterest income was $14 million in the first quarter of 2026 versus $7 million in the first quarter of 2025. Mortgage related income grew 92% to $11 million in the first quarter of 2026 compared to $6 million in the same quarter in 2025. As previously disclosed, the Company is currently in the process of restructuring its bank-owned life insurance portfolio which is anticipated to improve noninterest income by approximately $1.2 million annually beginning late in the second quarter of 2026.

The Company reported gain on sale income of $0.6 million related to the sale of the guaranteed portion of SBA loans in the first quarter of 2026 for no similar gain on sale income in the first quarter of 2025. Approximately $45 thousand of the gain on sale income was attributable to the core Bank in the first quarter of 2026 with the remainder driven by the Panacea Division. The Company anticipates increasing SBA gain on sale income to between $500 thousand to $600 thousand from the core Bank beginning in the second quarter of 2026.

Noninterest Expense

Noninterest expense was $34 million for the first quarter of 2026, compared to $33 million for the same quarter of 2025. The following table reflects the core operating expense burden at the Company, net of mortgage related and Panacea division impacts.

($ in thousands)	1Q26	4Q25	3Q25	2Q25	1Q25
Reported Noninterest Expense	$33,754	$42,164	$32,313	$31,942	$32,516
PFH Consolidated Expenses	-	-	-	-	(4,754)
Noninterest Expense Excl. PFH	$33,754	$42,164	$32,313	31,942	27,762

Nonrecurring	-	(1,126)	-	(232)	(1,144)
Primis Mortgage Expenses	(10,545)	(10,048)	(8,214)	(8,514)	(5,569)
Panacea Net Expense	(1,040)	(2,614)	(2,100)	(370)	384
Consumer Program Servicing Fee	(347)	(391)	(439)	(518)	(622)
Reserve for Unfunded Commitment	136	127	19	(18)	(13)
Total Adjustments	(11,796)	(14,052)	(10,734)	(9,652)	(6,964)

Core Operating Expense Burden	$21,958	$28,112	$21,579	$22,290	$20,798

Core operating expense burden, as defined above, was $22 million in the first quarter of 2026 versus $21 million in the first quarter of 2025. As previously disclosed, the first quarter of 2026 includes a full quarter of lease expense, net of reduced depreciation expense, of approximately $1.4 million from the Company’s sale leaseback transaction executed in the fourth quarter of 2025. Excluding the effects of that transaction, core operating expense burden would have been $20.6 million, a decrease of 1% from the year-ago period.

3

The Company believes it still has substantial ability to contain expenses while growing revenue as it aggressively adopts artificial intelligence tools and agents to drive productivity. Each department across the Bank has identified a list of high priority use cases for AI that collectively is projected to yield over 200 people-hours per week of time savings and efficiencies, many of which are in the early stages of implementation.

Loan Portfolio and Asset Quality

Loans held for investment increased to $3.4 billion at March 31, 2026 compared to $3.3 billion at December 31, 2025 and $3.0 billion at March 31, 2025. Primary drivers in these levels include:

•	Core Bank loans averaged approximately $2.0 billion in the first quarter of 2026, flat from the fourth quarter of 2025
•	Panacea Financial loans grew $56 million through the end of first quarter of 2026 to $600 million including loans held for sale at March 31, 2026.
•	Mortgage warehouse outstandings increased significantly to $460 million at the end of the first quarter of 2026 compared to $318 million at December 31, 2025. Approved lines ended the first quarter of 2026 at $1.37 billion across 139 customers.
•	Loan balances associated with the consumer loan program declined to $82 million at March 31, 2026, net of fair value discounts, compared to $132 million at March 31, 2025. Importantly, loans in promotional periods with full deferral now represent an immaterial amount of the portfolio which is amortizing down over time.

Nonperforming assets, excluding portions guaranteed by the SBA, were 2.24% of total assets at March 31, 2026 compared to 2.03% of total assets at December 31, 2025. Nonperforming assets increased $13.6 million from December 31, 2025 to $100 million at March 31, 2026 due to one relationship that was 90 days past due at quarter-end but subsequently made multiple payments to reduce its delinquency. Substandard and nonaccrual loans were essentially flat linked-quarter.

The Company recorded a provision for credit losses of $1.5 million for the first quarter of 2026 compared to a provision for credit losses of $2.4 million for the fourth quarter of 2025 and $1.6 million for the first quarter of 2025. Approximately $0.1 million of the first quarter 2026 provision was related to growth in the loan portfolio. Another $0.4 million was related to the Consumer Program portfolio which was down from $0.6 million in the fourth quarter of 2025. Lastly, changes in impairment amounts for individually evaluated loans contributed $0.6 million to the provision in the first quarter of 2026. Core net charge-offs as a percentage of average loans were six basis points, flat with the same period a year ago and up one basis point from the fourth quarter of 2025.

As a percentage of loans held for investment, the allowance for credit losses was 1.37% at the end of the first quarter of 2026 compared to 1.45% at the end of the first quarter of 2025. Total allowance and discounts on the consumer loan program portfolio totaled $6.7 million at March 31, 2026, which represents 8% of gross principal balance and 358% of loans more than one period delinquent as of that date.

Deposits and Funding

Total deposits at March 31, 2026 were $3.4 billion, up $0.2 billion, or 8% when compared to the same period in 2025. Noninterest bearing demand deposits were $541 million at March 31, 2026, an increase of 19% compared to balances at March 31, 2025. The Company had FHLB advances totaling $230 million outstanding at March 31, 2026 up from $25 million at December 31, 2025 and versus no advances at March 31, 2025.

Taxes

Tax expense for the first quarter of 2026 was $3 million. Included in this expense was $0.8 million of tax expense related to the Panacea Financial Holdings deconsolidation in 2025 and is considered nonrecurring. Excluding this amount, tax expense for the first quarter of 2026 was $2.3 million or an effective tax rate of 21.8% of pre-tax earnings. The Company expects the effective tax rate to be at a similar level for the rest of 2026.

4

Shareholders’ Equity

Tangible book value per common share(1) at the end of the first quarter of 2026 was $13.47, an increase of $2.07 or 18% from levels reported at March 31, 2025. Tangible common equity(1) ended the first quarter of 2026 at $334 million, or 8.02% of tangible assets(1).

The Board of Directors declared a dividend of $0.10 per share payable on May 22, 2026 to shareholders of record on May 8, 2026. This is Primis’ fifty-eighth consecutive quarterly dividend.

About Primis Financial Corp.

As of March 31, 2026, Primis had $4.3 billion in total assets, $3.4 billion in total loans held for investment and $3.4 billion in total deposits. Primis Bank provides a range of financial services to individuals and small- and medium-sized businesses through twenty-four full-service branches in Virginia and Maryland and provides services to customers through certain online and mobile applications.

Contacts:	Address:
Dennis J. Zember, Jr., President and CEO	Primis Financial Corp.
Matthew A. Switzer, EVP and CFO	1676 International Drive, Suite 900
Phone: (703) 893-7400	McLean, VA 22102

Primis Financial Corp., NASDAQ Symbol FRST

Website: www.primisbank.com

Conference Call

The Company’s management will host a conference call to discuss its first quarter results on Friday, April 24, 2026 at 10:00 a.m. (ET). A live Webcast of the conference call is available at the following website: https://events.q4inc.com/attendee/286254303. Participants may also call 1-888-330-3573 and ask for the Primis Financial Corp. call. A replay of the teleconference will be available for 7 days by calling 1-800-770-2030 and providing Replay Access Code 4440924.

Non-GAAP Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables. Primis uses non-GAAP financial measures to analyze its performance. The measures entitled operating net income (loss) available to Primis' common shareholders; pre-tax pre-provision operating earnings; operating return on average assets; pre-tax pre-provision operating return on average assets; operating return on average equity; operating return on average tangible equity; operating efficiency ratio; operating earnings per share – basic; operating earnings per share – diluted; tangible book value per share; tangible common equity; tangible common equity to tangible assets; and core net interest margin are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. We use the term “operating” to describe a financial measure that excludes income or expense considered to be non-recurring in nature. Items identified as non-operating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in our business. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is provided in the Reconciliation of Non-GAAP Items table.

Management believes that these non-GAAP financial measures provide additional useful information about Primis that allows management and investors to evaluate the ongoing operating results, financial strength and performance of Primis and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Primis’ performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Primis. Non-GAAP financial measures are not standardized and, therefore, it may not be possible to compare these measures with other companies that present measures having the same or similar names.

Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

(1)	Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Items” in the financial tables for more information and for a reconciliation to GAAP.

5

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including the preliminary estimated financial and operating information presented herein, which is subject to adjustment; our outlook and long-term goals for future growth and new offerings and services; our expectations regarding net interest margin; expectations on our growth strategy, expense management, capital management and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: instability in global economic conditions and geopolitical matters; the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within our primary market areas; adverse developments in borrower industries; changes in interest rates, inflation, loan demand, real estate values, or competition, as well as labor shortages and supply chain disruptions; the impact of tariffs, trade policies, and trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services); the Company’s ability to implement its various strategic and growth initiatives, including its recently established Panacea Financial Division, digital banking platform, V1BE fulfillment service, Mortgage Warehouse division and Primis Mortgage Company, as well as with respect to use and implementation of artificial intelligence; competitive pressures among financial institutions increasing significantly (including as a result of technological changes and the use of artificial intelligence); changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices; legislative, regulatory or supervisory actions related to so-called “de-banking,” including any new prohibitions, requirements or enforcement priorities that could affect customer relationships, compliance obligations, or operational practices; changes in management’s plans for the future; credit risk associated with our lending activities; changes in accounting principles, policies, or guidelines; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions; potential impacts of adverse developments in the banking industry, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; potential increases in the provision for credit losses; our ability to identify and address increased cybersecurity risks, including those impacting vendors and other first parties; fraud or misconduct by internal or external actors, which we may not be able to prevent, detect or mitigate; acts of God or of war or other conflicts, civil unrest, acts of terrorism, pandemics or other catastrophic events that may affect general economic conditions; action or inaction by the federal government, including as a result of any prolonged government shutdown; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

6

Primis Financial Corp.

Financial Highlights (unaudited)

(Dollars in thousands, except per share data)	For Three Months Ended:
	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Selected Performance Ratios:
Return on average assets	0.76%	2.94%	0.70%	0.26%	2.52%
Operating return on average assets(1)	0.84%	0.23%	0.70%	(0.34)%	0.40%
Pre-tax pre-provision return on average assets	1.20%	3.84%	0.89%	1.20%	3.32%
Pre-tax pre-provision operating return on average assets(1)	1.20%	0.39%	0.89%	0.44%	0.71%
Return on average common equity	7.24%	29.46%	7.13%	2.57%	26.66%
Operating return on average common equity(1)	7.96%	2.36%	7.13%	(3.40)%	4.21%
Operating return on average tangible common equity(1)	10.19%	3.07%	9.45%	(4.51)%	5.78%
Cost of funds	2.46%	2.52%	2.62%	2.67%	2.67%
Net interest margin	3.43%	3.28%	3.18%	2.86%	3.15%
Core net interest margin(1)	3.41%	3.29%	3.15%	3.12%	3.13%
Gross loans to deposits	99.22%	96.70%	95.92%	93.65%	96.04%
Efficiency ratio	73.97%	52.14%	78.81%	73.92%	55.39%
Operating efficiency ratio(1)	73.97%	91.05%	78.81%	88.67%	91.97%

Per Common Share Data:
Earnings per common share - Basic	$0.30	$1.20	$0.28	$0.10	$0.92
Operating earnings per common share - Basic(1)	$0.33	$0.10	$0.28	$(0.13)	$0.14
Earnings per common share - Diluted	$0.30	$1.20	$0.28	$0.10	$0.92
Operating earnings per common share - Diluted(1)	$0.33	$0.10	$0.28	$(0.13)	$0.14
Book value per common share	$17.25	$17.12	$15.51	$15.27	$15.19
Tangible book value per common share(1)	$13.47	$13.34	$11.71	$11.48	$11.40
Cash dividend per common share	$0.10	$0.10	$0.10	$0.10	$0.10
Weighted average shares outstanding - Basic	24,665,011	24,634,544	24,632,202	24,701,319	24,706,593
Weighted average shares outstanding - Diluted	24,719,255	24,654,037	24,643,889	24,714,229	24,722,734
Shares outstanding at end of period	24,772,072	24,695,385	24,644,385	24,643,185	24,722,734

Asset Quality Ratios:
Non-performing assets as a percent of total assets, excluding SBA guarantees	2.24%	2.03%	2.07%	1.90%	0.28%
Net charge-offs (recoveries) as a percent of average loans (annualized)	0.12%	0.16%	0.14%	0.80%	1.47%
Core net charge-offs (recoveries) as a percent of average loans (annualized)(1)	0.06%	0.05%	0.03%	0.15%	0.06%
Allowance for credit losses to total loans	1.37%	1.40%	1.40%	1.47%	1.45%

Capital Ratios:
Common equity to assets	10.04%	10.45%	9.66%	9.72%	10.16%
Tangible common equity to tangible assets(1)	8.02%	8.33%	7.48%	7.49%	7.82%
Leverage ratio(2)	8.76%	8.80%	8.32%	8.34%	8.71%
Common equity tier 1 capital ratio(2)	9.35%	9.36%	8.62%	8.92%	9.35%
Tier 1 risk-based capital ratio(2)	9.63%	9.64%	8.91%	9.22%	9.66%
Total risk-based capital ratio(2)	12.21%	12.40%	12.02%	12.43%	12.96%

(1) See Reconciliation of Non-GAAP financial measures.
(2) Ratios are estimated and may be subject to change pending the final filing of the FR Y-9C.

7

Primis Financial Corp.
(Dollars in thousands)	For Three Months Ended:
Condensed Consolidated Balance Sheets (unaudited)	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Assets
Cash and cash equivalents	$159,881	$143,607	$63,881	$94,074	$57,044
Investment securities-available for sale	171,877	171,377	234,660	242,073	241,638
Investment securities-held to maturity	6,792	6,981	8,550	8,850	9,153
Loans held for sale	223,180	166,066	202,372	126,869	74,439
Loans held for investment	3,396,366	3,283,683	3,200,234	3,130,521	3,043,348
Allowance for credit losses	(46,381)	(45,883)	(44,766)	(45,985)	(44,021)
Net loans	3,349,985	3,237,800	3,155,468	3,084,536	2,999,327
Stock in Federal Reserve Bank and Federal Home Loan Bank	24,162	14,185	17,035	12,998	12,983
Bank premises and equipment, net	5,924	6,070	19,380	19,642	19,210
Operating lease right-of-use assets	64,781	65,596	9,427	9,927	10,352
Goodwill and other intangible assets	93,488	93,495	93,502	93,508	93,804
Assets held for sale, net	776	776	775	2,181	2,420
Bank-owned life insurance	76,958	68,969	68,504	68,048	67,609
Deferred tax assets, net	14,593	14,683	17,328	19,466	21,399
Consumer Program derivative asset	47	159	409	1,177	1,597
Investment in Panacea Financial Holdings, Inc. common stock	6,899	6,899	6,880	6,586	21,277
Other assets	57,325	50,725	56,678	81,791	65,058
Total assets	$4,256,668	$4,047,388	$3,954,849	$3,871,726	$3,697,310

Liabilities and stockholders' equity
Demand deposits	$541,168	$554,442	$489,728	$477,705	$455,768
NOW accounts	844,528	862,735	831,709	858,624	819,606
Money market accounts	778,366	740,886	737,634	744,321	785,552
Savings accounts	942,847	922,337	958,416	935,527	777,736
Time deposits	316,156	315,185	318,865	326,496	330,210
Total deposits	3,423,065	3,395,585	3,336,352	3,342,673	3,168,872
Securities sold under agreements to repurchase - short term	3,525	3,552	3,954	4,370	4,019
Federal Home Loan Bank advances	230,000	25,000	85,000	-	-
Secured borrowings	14,450	14,773	15,403	16,449	16,729
Subordinated debt and notes	69,311	96,162	96,091	96,020	95,949
Operating lease liabilities	60,832	61,340	10,682	11,195	11,639
Other liabilities	28,287	28,080	25,214	24,604	24,539
Total liabilities	3,829,470	3,624,492	3,572,696	3,495,311	3,321,747
Total stockholders' equity	427,198	422,896	382,153	376,415	375,563
Total liabilities and stockholders' equity	$4,256,668	$4,047,388	$3,954,849	$3,871,726	$3,697,310

Tangible common equity(1)	$333,710	$329,401	$288,651	$282,907	$281,759

Primis Financial Corp.
(Dollars in thousands)	For Three Months Ended:
Condensed Consolidated Statement of Operations (unaudited)	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Interest and dividend income	$53,526	$53,326	$51,766	$47,627	$47,723
Interest expense	21,452	22,474	22,734	22,447	21,359
Net interest income	32,074	30,852	29,032	25,180	26,364
Provision for (recovery of) credit losses	1,549	2,439	(49)	8,303	1,596
Net interest income after provision for credit losses	30,525	28,413	29,081	16,877	24,768
Account maintenance and deposit service fees	1,246	1,292	1,358	1,675	1,339
Income from bank-owned life insurance	472	466	456	438	425
Mortgage banking income	10,760	9,992	8,887	7,893	5,615
Gain on sale of loans	567	1,470	249	210	-
Gains on Panacea Financial Holdings investment	-	20	294	7,450	24,578
Consumer Program derivative	396	775	264	593	(292)
Gain on sale-leaseback	-	50,573	-	-	-
Loss on sales of investment securities	-	(14,777)	-	-	-
Gain (loss) on other investments	49	33	381	(308)	53
Other	65	172	80	79	617
Noninterest income	13,555	50,016	11,969	18,030	32,335
Employee compensation and benefits	19,556	25,535	18,523	17,060	17,941
Occupancy and equipment expenses	4,617	4,459	3,481	3,127	3,285
Amortization of intangible assets	7	-	-	289	313
Virginia franchise tax expense	611	577	576	577	577
FDIC Insurance assessment	738	918	999	1,021	793
Data processing expense	2,188	2,421	2,369	3,037	2,849
Marketing expense	760	472	450	720	514
Telecommunication and communication expense	311	352	309	324	287
Professional fees	1,860	3,730	2,509	2,413	2,225
Miscellaneous lending expenses	728	634	231	900	834
Loss on bank premises and equipment	-	-	80	5	106
Other expenses	2,378	3,066	2,786	2,469	2,792
Noninterest expense	33,754	42,164	32,313	31,942	32,516
Income before income taxes	10,326	36,265	8,737	2,965	24,587
Income tax expense	3,014	6,725	1,907	528	5,553
Net Income	7,312	29,540	6,830	2,437	19,034
Noncontrolling interest	-	-	-	-	3,602
Net income available to Primis' common shareholders	$7,312	$29,540	$6,830	$2,437	$22,636

(1)	See Reconciliation of Non-GAAP financial measures.

8

Primis Financial Corp.
(Dollars in thousands)	For Three Months Ended:
Loan Portfolio Composition	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Loans held for sale	$223,180	$166,066	$202,372	$126,869	$74,439
Loans secured by real estate:
Commercial real estate - owner occupied	534,897	510,088	495,739	480,981	477,233
Commercial real estate - non-owner occupied	540,154	567,092	592,480	590,848	600,872
Secured by farmland	2,386	3,407	3,642	3,696	3,742
Construction and land development	151,426	131,757	102,227	106,443	104,301
Residential 1-4 family	560,711	576,866	564,087	571,206	576,837
Multi-family residential	150,475	140,261	137,804	157,097	157,443
Home equity lines of credit	61,786	61,738	62,458	62,103	60,321
Total real estate loans	2,001,835	1,991,209	1,958,437	1,972,374	1,980,749

Commercial loans	1,104,438	970,492	915,158	811,458	698,097
Paycheck Protection Program loans	1,716	1,719	1,723	1,729	1,738
Consumer loans	283,605	315,407	319,977	339,936	357,652
Total Non-PCD loans	3,391,594	3,278,827	3,195,295	3,125,497	3,038,236
PCD loans	4,772	4,856	4,939	5,024	5,112
Total loans receivable, net of deferred fees	$3,396,366	$3,283,683	$3,200,234	$3,130,521	$3,043,348

(Dollars in thousands)	For Three Months Ended:
Loans by Risk Grade:	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Pass Grade 1 - Highest Quality	$119	$87	$666	$667	$880
Pass Grade 2 - Good Quality	160,228	178,999	168,177	170,560	175,379
Pass Grade 3 - Satisfactory Quality	1,556,700	1,882,934	1,842,958	1,737,153	1,643,957
Pass Grade 4 - Pass	1,469,542	1,026,499	1,034,035	1,050,397	1,124,901
Pass Grade 5 - Pass/ Watch(1)	13,765	-	-	-	-
Pass Grade 6 - Special Mention(2)	49,308	48,683	7,004	31,902	28,498
Grade 7 - Substandard(2)	139,155	138,932	139,847	139,842	69,733
Grade 8 - Doubtful(2)	7,549	7,549	7,547	-	-
Grade 9 - Loss(2)	-	-	-	-	-
Total loans	$3,396,366	$3,283,683	$3,200,234	$3,130,521	$3,043,348

(Dollars in thousands)	For Three Months Ended:
Asset Quality Information	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Allowance for Credit Losses:
Balance at beginning of period	$(45,883)	$(44,766)	$(45,985)	$(44,021)	$(53,724)
Recovery of (provision for) credit losses	(1,549)	(2,439)	49	(8,303)	(1,596)
Net charge-offs	1,051	1,322	1,170	6,339	11,299
Ending balance	$(46,381)	$(45,883)	$(44,766)	$(45,985)	$(44,021)

Reserve for Unfunded Commitments:
Balance at beginning of period	$(1,006)	$(1,133)	$(1,152)	$(1,134)	$(1,121)
Recovery of (provision for) unfunded loan commitment reserve	136	127	19	(18)	(13)
Total Reserve for Unfunded Commitments	$(870)	$(1,006)	$(1,133)	$(1,152)	$(1,134)

Non-Performing Assets:	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Nonaccrual loans	$84,949	$84,823	$84,973	$53,059	$12,956
Accruing loans delinquent 90 days or more	15,223	1,713	1,713	25,188	1,713
Total non-performing assets	$100,172	$86,536	$86,686	$78,247	$14,669
SBA guaranteed portion of non-performing loans	$5,033	$4,482	$4,682	$4,750	$4,307

(1)	In first quarter of 2026. the Company expanded its risk grade matrix to include Pass Grade 5 - Pass/ Watch.
(2)	In first quarter of 2026, due to the expansion of the risk grade matrix, Special Mention, Substandard, Doubtful and Loss loans that were in risk grades 5, 6, 7 and 8, respectively in 2025, were migrated to risk grades 6, 7, 8 and 9, respectively in 2026.

9

Primis Financial Corp.
(Dollars in thousands)	For Three Months Ended:
Average Balance Sheet	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Assets
Loans held for sale	$159,007	$162,854	$130,061	$108,693	$170,509
Loans, net of deferred fees	3,297,456	3,238,184	3,143,155	3,074,993	2,897,481
Investment securities	176,582	220,343	247,008	249,485	245,216
Other earning assets	161,199	115,908	101,278	98,369	86,479
Total earning assets	3,794,244	3,737,289	3,621,502	3,531,540	3,399,685
Other assets	261,466	244,183	232,636	272,910	241,912
Total assets	$4,055,710	$3,981,472	$3,854,138	$3,804,450	$3,641,597

Liabilities and equity
Demand deposits	$533,570	$498,681	$481,697	$467,493	$446,404
Interest-bearing liabilities:
NOW and other demand accounts	838,845	837,231	834,839	821,893	805,522
Money market accounts	750,380	740,915	756,361	759,107	788,067
Savings accounts	922,152	934,092	922,048	882,227	754,304
Time deposits	316,281	315,943	324,614	329,300	335,702
Total Deposits	3,361,228	3,326,862	3,319,559	3,260,020	3,129,999
Borrowings	181,185	205,767	117,697	117,701	116,955
Total Funding	3,542,413	3,532,629	3,437,256	3,377,721	3,246,954
Other Liabilities	86,090	50,978	36,720	36,649	38,280
Total liabilites	3,628,503	3,583,607	3,473,976	3,414,370	3,285,234
Primis common stockholders' equity	427,207	397,865	380,162	380,080	344,381
Noncontrolling interest	—	—	—	—	11,982
Total stockholders' equity	427,207	397,865	380,162	380,080	356,363
Total liabilities and stockholders' equity	$4,055,710	$3,981,472	$3,854,138	$3,794,450	$3,641,597

Net Interest Income
Loans held for sale	$2,376	$2,511	$2,085	$1,754	$2,564
Loans	47,758	47,856	46,772	42,963	42,400
Investment securities	1,911	1,841	1,894	1,928	1,906
Other earning assets	1,481	1,118	1,015	982	853
Total Earning Assets Income	53,526	53,326	51,766	47,627	47,723

Non-interest bearing DDA	-	-	-	-	-
NOW and other interest-bearing demand accounts	4,244	4,124	4,549	4,603	4,515
Money market accounts	4,539	4,615	5,229	5,271	5,420
Savings accounts	7,202	7,599	8,070	7,793	6,418
Time deposits	2,517	2,639	2,723	2,830	3,039
Total Deposit Costs	18,502	18,977	20,571	20,497	19,392

Borrowings	2,950	3,497	2,163	1,950	1,967
Total Funding Costs	21,452	22,474	22,734	22,447	21,359

Net Interest Income	$32,074	$30,852	$29,032	$25,180	$26,364

Net Interest Margin
Loans held for sale	6.06%	6.12%	6.36%	6.47%	6.10%
Loans	5.87%	5.86%	5.90%	5.60%	5.93%
Investments	4.39%	3.31%	3.04%	3.10%	3.15%
Other Earning Assets	3.73%	3.83%	3.98%	4.00%	4.00%
Total Earning Assets	5.72%	5.66%	5.67%	5.41%	5.69%

NOW	2.05%	1.95%	2.16%	2.25%	2.27%
MMDA	2.45%	2.47%	2.74%	2.79%	2.79%
Savings	3.17%	3.23%	3.47%	3.54%	3.45%
CDs	3.23%	3.31%	3.33%	3.45%	3.67%
Cost of Interest Bearing Deposits	2.65%	2.66%	2.88%	2.94%	2.93%
Cost of Deposits	2.23%	2.26%	2.46%	2.52%	2.52%

Other Funding	6.60%	6.74%	7.29%	6.65%	6.82%
Total Cost of Funds	2.46%	2.52%	2.62%	2.67%	2.67%

Net Interest Margin	3.43%	3.28%	3.18%	2.86%	3.15%
Net Interest Spread	2.83%	2.72%	2.62%	2.32%	2.60%

10

Primis Financial Corp.
(Dollars in thousands, except per share data)	For Three Months Ended:
	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Reconciliation of Non-GAAP items:
Net income available to Primis' common shareholders	$7,312	$29,540	$6,830	$2,437	$22,636
Non-GAAP adjustments to Net Income:
Loss on sale of investment securities	-	14,777	-	-	-
Branch Consolidation / Other restructuring	-	-	-	-	144
Professional fee expense related to accounting matters and LPF sale	-	-	-	232	893
Gain on sale-leaseback	-	(50,573)	-	-	-
Transaction costs related to sale-leaseback	-	1,126	-	-	-
Gains on Panacea Financial Holdings investment	-	-	-	(7,450)	(24,578)
Loss on sale of closed bank branch buildings	-	-	-	-	107
Tax expense related to de-consolidation gain in 2025 on PFH investment	759	-	-	-	-
Income tax effect	-	7,489	-	1,559	4,370
Operating net income (loss) available to Primis' common shareholders	$8,071	$2,359	$6,830	$(3,222)	$3,572

Net income available to Primis' common shareholders	$7,312	$29,540	$6,830	$2,437	$22,636
Income tax expense	3,014	6,725	1,907	528	5,553
Provision (benefit) for credit losses (incl. unfunded commitment expense/benefit)	1,413	2,312	(68)	8,321	1,609
Pre-tax pre-provision earnings	$11,739	$38,577	$8,669	$11,286	$29,798
Effect of adjustment for nonrecurring income and expenses	-	(34,670)	-	(7,218)	(23,434)
Pre-tax pre-provision operating earnings	$11,739	$3,907	$8,669	$4,068	$6,364

Return on average assets	0.76%	2.94%	0.70%	0.26%	2.52%
Effect of adjustment for nonrecurring income and expenses	0.08%	(2.71)%	0.00%	(0.60)%	(2.12)%
Operating return on average assets	0.84%	0.23%	0.70%	(0.34)%	0.40%

Return on average assets	0.76%	2.94%	0.70%	0.26%	2.52%
Effect of tax expense	0.30%	0.67%	0.20%	0.06%	0.62%
Effect of provision for credit losses (incl. unfunded commitment expense)	0.14%	0.23%	(0.01)%	0.88%	0.18%
Pre-tax pre-provision return on average assets	1.20%	3.84%	0.89%	1.20%	3.32%
Effect of adjustment for nonrecurring income and expenses	0.00%	(3.45)%	0.00%	(0.76)%	(2.61)%
Pre-tax pre-provision operating return on average assets	1.20%	0.39%	0.89%	0.44%	0.71%

Return on average common equity	7.24%	29.46%	7.13%	2.57%	26.66%
Effect of adjustment for nonrecurring income and expenses	0.72%	(27.10)%	0.00%	(5.97)%	(22.45)%
Operating return on average common equity	7.96%	2.36%	7.13%	(3.40)%	4.21%
Effect of goodwill and other intangible assets	2.23%	0.71%	2.32%	(1.11)%	1.57%
Operating return on average tangible common equity	10.19%	3.07%	9.45%	(4.51)%	5.78%

Efficiency ratio	73.97%	52.14%	78.81%	73.92%	55.39%
Effect of adjustment for nonrecurring income and expenses	0.00%	38.91%	0.00%	14.75%	36.58%
Operating efficiency ratio	73.97%	91.05%	78.81%	88.67%	91.97%

Earnings per common share - Basic	$0.30	$1.20	$0.28	$0.10	$0.92
Effect of adjustment for nonrecurring income and expenses	0.03	(1.10)	-	(0.23)	(0.78)
Operating earnings per common share - Basic	$0.33	$0.10	$0.28	$(0.13)	$0.14

Earnings per common share - Diluted	$0.30	$1.20	$0.28	$0.10	$0.92
Effect of adjustment for nonrecurring income and expenses	0.03	(1.10)	-	(0.23)	(0.78)
Operating earnings per common share - Diluted	$0.33	$0.10	$0.28	$(0.13)	$0.14

Book value per common share	$17.25	$17.12	$15.51	$15.27	$15.19
Effect of goodwill and other intangible assets	(3.78)	(3.78)	(3.80)	(3.79)	(3.79)
Tangible book value per common share	$13.47	$13.34	$11.71	$11.48	$11.40

Net charge-offs as a percent of average loans (annualized)	0.12%	0.16%	0.14%	0.80%	1.47%
Impact of third-party consumer portfolio	(0.06)%	(0.11)%	(0.11)%	(0.65)%	(1.41)%
Core net charge-offs as a percent of average loans (annualized)	0.06%	0.05%	0.03%	0.15%	0.06%

Total Primis common stockholders' equity	$427,198	$422,896	$382,153	$376,415	$375,563
Less goodwill and other intangible assets	(93,488)	(93,495)	(93,502)	(93,508)	(93,804)
Tangible common equity	$333,710	$329,401	$288,651	$282,907	$281,759

Common equity to assets	10.04%	10.45%	9.66%	9.72%	10.16%
Effect of goodwill and other intangible assets	(2.02)%	(2.12)%	(2.18)%	(2.23)%	(2.34)%
Tangible common equity to tangible assets	8.02%	8.33%	7.48%	7.49%	7.82%

Net interest margin	3.43%	3.28%	3.18%	2.86%	3.15%
Effect of adjustment for Consumer Portfolio	(0.02)%	0.01%	(0.03)%	0.26%	(0.02)%
Core net interest margin	3.41%	3.29%	3.15%	3.12%	3.13%

11